Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-182609 on Form S-8 of our report dated June 24, 2019, appearing in this Annual Report on Form 11-K of The Western Asset Management 401(k) Plan for the year ended December 31, 2018.

/s/ SC&H Attest Services, P.C.
Sparks, Maryland
June 24, 2019